Vicis Capital Master Fund
Tower 56, Suite 700
126 E. 56th Street, 7th Floor
New York, NY 10022
Phone: (212) 909-4600
Fax: (212) 909-4601

August 13, 2007

Medical Media Television, Inc.
8406 Benjamin Road, Suite C
Tampa, Florida 33634
Attn: Mr. Philip M. Cohen

PetCare Television Network, Inc.
8406 Benjamin Road, Suite C
Tampa, Florida 33634
Attn: Mr. Philip M. Cohen

KidCare Medical Television Network, Inc.
8406 Benjamin Road, Suite C
Tampa, Florida 33634
Attn: Mr. Philip M. Cohen

African American Medical Network, Inc.
8406 Benjamin Road, Suite C
Tampa, Florida 33634
Attn: Mr. Philip M. Cohen

Re:	Proposal to Accept Collateral in Partial Satisfaction of Debt

Dear Mr. Cohen:

Reference is made to (i) those certain debt instruments listed on Schedule 1 attached hereto (the “Notes”) issued by Medical Media Television, Inc. (“MMTV”) in favor of Vicis Capital Master Fund (“Vicis”), (ii) that certain Security Agreement dated as of February 1, 2007 executed by MMTV in favor of Vicis (the “MMTV Security Agreement”), (iii) that certain Stock Pledge and Escrow Agreement dated as of February 1, 2007 executed by MMTV in favor of Vicis (the “Pledge Agreement”), (iv) those certain Guaranty Agreements (the “Guaranties”) dated as of February 1, 2007 executed by each of PetCare Television Network, Inc. (“PetCare”), KidCare Medical Television Network, Inc. (“KidCare”), African American Medical Network, Inc. (“African American” and, together with PetCare and KidCare, the “Guarantors”) in favor of Vicis and (v) those certain Guarantor Security Agreements (the “Guarantor Security Agreements” and, together with the Notes, the MMTV Security Agreement, the Pledge Agreement and the Guaranties, the “Loan Documents”) dated as of February 1, 2007 executed by each of the Guarantors.

MMTV and the Guarantors are in default under the Loan Documents for, among other things, failing to make payment to Vicis as required by the Loan Documents. As of July 31, 2007, the amount owing by MMTV and the Guarantors to Vicis under the Notes and otherwise is $3,076,057.47, which amount shall increase from and after the date of this letter in accordance with the terms of the Loan Documents (such amount referred to herein as the “Debt”). The Debt is secured by a properly perfected first priority security interest in all of MMTV’s and the Guarantors’ assets.

Pursuant to Section 679.620 of the Florida Statutes, Vicis hereby proposes to accept the collateral listed on Schedule 2 attached hereto (the “Collateral”) in partial satisfaction of the Debt in the amount of $1,764,668.00. Vicis hereby directs MMTV to deliver the Collateral to Care Media Holdings Corp. (“Care Media”) and take such further actions described in the attached Agreement, Acknowledgment and Consent.

The acceptance by Vicis of the Collateral in partial satisfaction of the Debt shall be effective August 13, 2007 if MMTV signs the attached Agreement, Acknowledgment and Consent and returns it to us by August 13, 2007.

MMTV's consent and any objections should be sent to our address at the top of this letter.

If you have any questions, you may call us at the telephone number indicated above.

Sincerely, Vicis Capital Master Fund By: Vicis Capital LLC

/s/ Keith Hughes
By: Keith Hughes
Its: Chief Financial Officer

AGREEMENT, ACKNOWLEDGMENT AND CONSENT

MMTV and the Guarantors hereby (i) acknowledge, agree and reaffirm that (a) the Loan Documents constitute legal, valid and binding obligations of MMTV and the Guarantors, enforceable against each of them in accordance with their terms, (b) MMTV and the Guarantors are liable, without defense, offset or counterclaim of any kind or nature to Vicis in an amount equal to the Debt and (c) the Debt is secured by a properly perfected first priority security interest in all of the assets of MMTV and the Guarantors, (ii) acknowledge and agree that MMTV and the Guarantors are in default under the Loan Documents (iii) waive any notice required (or any noncompliance with any notice requirement) under the Florida Statues.

Each of MMTV and the Guarantors does hereby release and forever discharge Care Media, Vicis and (a) all affiliates, subsidiaries (direct and indirect), parent companies (direct and indirect) and controlling persons of Care Media and Vicis, (b) all present and former officers, directors, stockholders, partners, employees, attorneys, agents and other representatives of Care Media, Vicis and each of the persons and entities referenced in clause (a), and (c) all predecessors, successors, successors-in-interest, assigns, heirs, executors, administrators and representatives of Care Media, Vicis and the persons and entities referenced in either of clauses (a) or (b), from any and all Claims (as defined below). As used herein, the term “Claims” shall be interpreted in it broadest possible sense and shall mean any and all actions, causes of action, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, rights, claims, demands, liabilities, losses, rights to reimbursement, subrogation, indemnification or other payment, costs or expenses, whether in law or in equity, of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, and whether representing a past, present or future obligation, that are connected with, arise out of, relate to or are otherwise based as a whole or in part on any acts, omissions, facts, matters, transactions or occurrences prior to the date hereof, directly or indirectly relating to any aspect of any of the dealings or relationships between MMTV or the Guarantors, on the one hand, and Care Media, Vicis and the other persons or entities listed in clauses (a)-(c) above, on the other hand. Without limiting the generality of the foregoing, the terms “Claims” shall include the Loan Documents. Each of MMTV and the Guarantors further agrees not to exercise any right or remedy or take any action whatsoever (whether directly or indirectly, individually or in participation with others) against Care Media, Vicis and the other persons or entities listed in clauses (a)-(c) above with respect to the Claims.

MMTV and the Guarantors further agree to execute such further documents and perform such further acts as may be reasonably necessary to effect the transfer of Collateral to Care Media, including, without limitation, (a) executing a transfer and assignment of the MMTV mark in a form reasonably acceptable to Vicis and Care Media, (b) executing a joint instruction to escrow agent in order to release the PetCare and KidCare stock certificates from escrow under the Pledge Agreement and delivering same, duly endorsed for transfer or with duly executed stock powers attached, together with any applicable stamp taxes or transfer fees, and (c) delivering all books and records of PetCare and KidCare in the possession of MMTV to Care Media.

By signing below, MMTV and the Guarantors agree to the foregoing and consent to Vicis’s acceptance of the Collateral in partial satisfaction of the Debt as described in this letter. MMTV and the Guarantors understand that they will continue to be indebted to Vicis under certain other instruments after Vicis has accepted the Collateral in partial satisfaction of the Debt.

Dated this 13th day of August, 2007.

MEDICAL MEDIA TELEVISION, INC.

/s/ Philip M. Cohen
Philip M. Cohen President and Chief Executive Officer

GUARANTORS: PETCARE TELEVISION NETWORK, INC.

/s/ Philip M. Cohen
Philip M. Cohen President and Chief Executive Officer

KIDCARE MEDICAL TELEVISION NETWORK, INC.

/s/ Philip M. Cohen
Philip M. Cohen President and Chief Executive Officer

AFRICAN AMERICAN MEDICAL NETWORK, INC.

/s/ Philip M. Cohen
Philip M. Cohen President and Chief Executive Officer

SCHEDULE 1

THE NOTES

Note	Principal Amount	Accrued and Unpaid Interest[1]	Total Value[2]
15% Series B Convertible Debenture Due May 5, 2007[3]	$250,000.00	85,000	$335,000.00
10% Secured Convertible Promissory Note Due August 11, 2007[4]	$1,302,000.00	127,668	$1,429,668.00
10% Secured Convertible Promissory Note Due August 11, 2007[5]	$250,000.00	12,431	$262,431.00
10% Secured Convertible Promissory Note Due August 11, 2007[6]	$200,000.00	4,167	$204,167.00
10% Secured Convertible Promissory Note Due August 11, 2007[7]	$200,000.00	2,500	$202,500.00
10% Secured Convertible Promissory Note Due August 11, 2007[8]	$200,000.00	1,722	$201,722.00
10% Secured Convertible Promissory Note Due August 11, 2007[9]	$325,000.00	0	$325,000.00
TOTAL	$2,727,000.00	233,488	$2,960,488.00

OTHER DEBT

Accrued and Unpaid Interest on Prior Bridge Loans	$72,909.47
Liquidated Damages under Registration Rights Agreement	$42,660.00

1 At July 31, 2007.

2 At July 31, 2007.

3 Issued May 5, 2005.

4 Issued August 11, 2006.

5 Issued February 1, 2007.

6 Issued May 16, 2007.

7 Issued June 15, 2007.

8 Issued June 29, 2007.

9 Issued July 31, 2007.

SCHEDULE 2

THE COLLATERAL

1.
All rights title and interest of MMTV in the 1,000 shares of common stock of KidCare represented by share certificate no. 1, which is held by Quarles and Brady LLP as escrow agent pursuant to the Pledge Agreement.

2.
All rights title and interest of MMTV in the 1,000 shares of common stock of PetCare represented by share certificate no. 1, which is held by Quarles and Brady LLP as escrow agent pursuant to the Pledge Agreement.

3.	All rights title and interest of MMTV in the mark “Medical Media Television, Inc.” and the goodwill associated with such mark.

4.	All books and records of PetCare and KidCare held by MMTV.